                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements of Xcel Energy Inc. on Form S-8 (No. 333-48604 and 333-104507) of our report dated June 30, 2003, appearing in this Annual Report on Form 11-K of the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP
-------------------------

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 30, 2003







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